Exhibit 99.1

TE Connectivity Announces Financial Results for First Quarter 2017

Sales growth of 8 percent and earnings per share growth of 36 percent over the prior year reflect benefits of harsh environment portfolio

Company raises organic sales and earnings outlook for the full fiscal year

SCHAFFHAUSEN, Switzerland — January 25, 2017 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal first quarter that ended December 30, 2016.

First Quarter Highlights

•                  Net sales were $3.1 billion, up 8 percent and 7 percent organically, compared to the first quarter of 2016

•                  Orders, excluding SubCom, were $3.1 billion in the quarter, up 10 percent organically from the first quarter of 2016

•                  Diluted earnings per share from continuing operations were $1.13, a 36 percent improvement year over year

•                  Adjusted earnings per share were $1.15, up 37 percent over the same period in 2016

•                  Cash flow from continuing operating activities was $404 million, with free cash flow of $218 million, and $234 million returned to shareholders

•                  Announced CEO succession plan with Terrence Curtin to succeed Tom Lynch as CEO following the company’s annual general meeting of shareholders; Lynch will continue as executive chairman of the board

First Quarter Results

For the first quarter, the company reported net sales of $3.1 billion, with organic sales growth of 7 percent year-over-year. Diluted earnings per share (EPS) from continuing operations (GAAP EPS) were $1.13 and adjusted EPS were $1.15, both record first quarter results for the company. Cash flow from continuing operating activities was $404 million, and free cash flow was $218 million. The company returned $234 million to shareholders in the quarter through dividends and share repurchases. Excluding the company’s SubCom business, total orders were $3.1 billion, up 10 percent organically from the first quarter of 2016, and the book-to-bill ratio was 1.06.

“We had a great start to the fiscal year,” said TE Connectivity Chairman and CEO Tom Lynch. “Organically, sales grew 7 percent over the prior year driven by double digit growth in our Automotive, Commercial Transportation and

Appliances business units; improvement in our Data and Devices business and strength in Asia. Our profitability reached a record in the quarter due to higher sales volume particularly in our harsh environment businesses, continued execution of the TE Operating Advantage and the benefit of previously enacted cost reductions.

“We are raising our organic sales and EPS guidance for the full year, reflecting organic growth in all of our segments, continued benefits from our TE Operating Advantage program, and momentum in our acquired businesses. As I approach my upcoming transition from CEO to executive chairman in March, I’m proud of all we’ve accomplished and excited to have Terrence take the company forward to an even brighter future.”

2017 Outlook

For the fiscal second quarter 2017, the company expects net sales of $3.025 billion to $3.125 billion, reflecting an increase of 4 percent year over year at the midpoint. GAAP EPS are expected to be $0.97 to $1.01, including net restructuring, acquisition-related and other charges of $0.08. TE expects adjusted EPS of $1.05 to $1.09 which represents a 19 percent improvement at the mid-point versus the second quarter of 2016.

For the full year, the company expects net sales of $12.2 to $12.6 billion, reflecting 3 percent actual and 4 percent organic growth at the mid-point versus the prior year, excluding the additional week in fiscal year 2016. GAAP EPS are expected to be $4.04 to $4.24 including restructuring, acquisition-related and other charges of $0.34 and a tax-related benefit of $0.08. TE expects adjusted EPS of $4.30 to $4.50, reflecting 11 percent growth at the mid-point compared to 2016, when excluding the additional week.

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Chief Executive Officer Transition

On October 3, 2016, the company announced that its board of directors appointed Terrence Curtin to succeed Tom Lynch as the company’s chief executive officer, following the company’s annual general meeting of shareholders. Upon completion of the transition, Lynch will continue as executive chairman of the board.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

•                  At TE Connectivity’s website: http://investors.te.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 230-1059, and for international callers, the dial-in number is (612) 234-9959.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. ET on January 25, 2017, and ending at 11:59 p.m. ET on February 1, 2017. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the dial-in number is (320) 365-3844. The replay access code for all callers is 414794.

About TE Connectivity

TE Connectivity (NYSE: TEL) is a $12 billion global technology leader. Our commitment to innovation enables advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. TE’s unmatched breadth of connectivity and sensor solutions, proven in the harshest of environments, helps build a safer, greener, smarter and more connected world. With 75,000 people — including more than 7,000 engineers — working alongside customers in nearly 150 countries, we help ensure that EVERY CONNECTION COUNTS — www.TE.com

Non-GAAP Measures

“Organic Net Sales Growth,” “Organic Net Sales Growth Excluding the Impact of the Additional Week,” “Net Sales Excluding the Impact of the Additional Week,” “Net Sales Growth Excluding the Impact of the Additional Week,” “Adjusted Operating Income,” “Adjusted Operating Income Excluding the Impact of the Additional Week,” “Adjusted Operating Margin Excluding the Impact of the Additional Week,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” “Adjusted Earnings Per Share Excluding the Impact of the Additional Week,” and “Free Cash Flow” are non-GAAP measures and should not be considered replacements for results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures may not be comparable to similarly-titled measures reported by other companies. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP measures in combination with the most directly comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The following provides additional information regarding these non-GAAP measures:

•                  Organic Net Sales Growth — is a useful measure of our underlying results and trends in the business. It is also a significant component in our incentive compensation plans. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Net Sales Growth consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Net Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

•                  Organic Net Sales Growth Excluding the Impact of the Additional Week, Net Sales Excluding the Impact of the Additional Week, and Net Sales Growth Excluding the Impact of the Additional Week — represent Organic Net Sales Growth, net sales (the most comparable GAAP measure), and net sales growth (the most comparable GAAP measure), respectively, excluding the impact of the additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. The impact of the additional week was estimated using an average weekly sales figure for the last month of the fiscal year. We believe these measures are useful to investors because they provide insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Adjusted Operating Income — represents operating income (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is useful to investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Adjusted Operating Income Excluding the Impact of the Additional Week and Adjusted Operating Margin Excluding the Impact of the Additional Week — represents Adjusted Operating Income and Adjusted Operating Margin, respectively, excluding the impact of the additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. We believe these measures are useful to investors because they provide insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Adjusted Operating Margin — represents operating margin (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

•                  Adjusted Other Income, Net — represents other income, net (the most comparable GAAP measure) before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.

•                  Adjusted Income Tax Expense — represents income tax expense (the most comparable GAAP measure) after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any. We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).

•                  Adjusted Income from Continuing Operations — represents income from continuing operations (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods.

•                  Adjusted Earnings Per Share — represents diluted earnings per share from continuing operations (the most comparable GAAP measure) before special items, including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides insight into our underlying operating results, trends, and the comparability of these results between periods, since it excludes the impact of special items, which may recur, but tend to be irregular as to timing. It also is a significant component in our incentive compensation plans.

•                  Adjusted Earnings Per Share Excluding the Impact of the Additional Week — represents Adjusted Earnings Per Share excluding the impact of the additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. We believe Adjusted Earnings Per Share Excluding the Impact of the Additional Week is useful to investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Free Cash Flow (FCF) — is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters, and cash (collected) paid pursuant to collateral requirements related to cross currency swaps, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments.

In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2016 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations:	Investor Relations:
	B.J. Talley	Sujal Shah
	TE Connectivity	TE Connectivity
	610-893-9553	610-893-9790
	bj.talley@te.com	sujal.shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 30,	December 25,
	2016	2015
	(in millions, except per share data)
Net sales	$3,063	$2,833
Cost of sales	1,998	1,888
Gross margin	1,065	945
Selling, general, and administrative expenses	372	340
Research, development, and engineering expenses	158	162
Acquisition and integration costs	2	5
Restructuring and other charges, net	47	40
Operating income	486	398
Interest income	5	6
Interest expense	(31)	(30)
Other income, net	—	8
Income from continuing operations before income taxes	460	382
Income tax expense	(54)	(58)
Income from continuing operations	406	324
Income from discontinued operations, net of income taxes	3	29
Net income	$409	$353

Basic earnings per share:
Income from continuing operations	$1.14	$0.84
Income from discontinued operations	0.01	0.08
Net income	1.15	0.92

Diluted earnings per share:
Income from continuing operations	$1.13	$0.83
Income from discontinued operations	0.01	0.07
Net income	1.14	0.91

Dividends paid per common share	$0.37	$0.33

Weighted-average number of shares outstanding:
Basic	356	385
Diluted	359	390

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 30,	September 30,
	2016	2016
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$665	$647
Accounts receivable, net of allowance for doubtful accounts of $17	2,034	2,046
Inventories	1,636	1,596
Prepaid expenses and other current assets	474	486
Total current assets	4,809	4,775
Property, plant, and equipment, net	2,956	3,052
Goodwill	5,363	5,492
Intangible assets, net	1,800	1,879
Deferred income taxes	2,290	2,111
Other assets	397	299
Total Assets	$17,615	$17,608

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt	$1,052	$331
Accounts payable	1,123	1,090
Accrued and other current liabilities	1,189	1,437
Deferred revenue	149	208
Total current liabilities	3,513	3,066
Long-term debt	2,976	3,739
Long-term pension and postretirement liabilities	1,474	1,502
Deferred income taxes	194	207
Income taxes	266	247
Other liabilities	355	362
Total Liabilities	8,778	9,123
Commitments and contingencies
Shareholders’ equity:
Common shares, CHF 0.57 par value, 382,835,381 shares authorized and issued	168	168
Contributed surplus	1,729	1,801
Accumulated earnings	9,256	8,682
Treasury shares, at cost, 27,334,732 and 27,554,005 shares, respectively	(1,618)	(1,624)
Accumulated other comprehensive loss	(698)	(542)
Total Shareholders’ Equity	8,837	8,485
Total Liabilities and Equity	$17,615	$17,608

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 30,	December 25,
	2016	2015
	(in millions)
Cash Flows From Operating Activities:
Net income	$409	$353
Income from discontinued operations, net of income taxes	(3)	(29)
Income from continuing operations	406	324
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	160	146
Deferred income taxes	(69)	(58)
Provision for losses on accounts receivable and inventories	4	21
Share-based compensation expense	24	22
Other	4	9
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(30)	237
Inventories	(59)	(99)
Prepaid expenses and other current assets	31	16
Accounts payable	64	(31)
Accrued and other current liabilities	(70)	(130)
Deferred revenue	(59)	(71)
Income taxes	28	28
Other	(30)	(23)
Net cash provided by continuing operating activities	404	391
Net cash used in discontinued operating activities	—	(1)
Net cash provided by operating activities	404	390
Cash Flows From Investing Activities:
Capital expenditures	(130)	(139)
Proceeds from sale of property, plant, and equipment	4	1
Other	(28)	17
Net cash used in investing activities	(154)	(121)
Cash Flows From Financing Activities:
Net increase in commercial paper	10	—
Proceeds from exercise of share options	25	34
Repurchase of common shares	(93)	(1,249)
Payment of common share dividends to shareholders	(132)	(127)
Other	(19)	(29)
Net cash used in continuing financing activities	(209)	(1,371)
Net cash provided by discontinued financing activities	—	1
Net cash used in financing activities	(209)	(1,370)
Effect of currency translation on cash	(23)	(5)
Net increase (decrease) in cash and cash equivalents	18	(1,106)
Cash and cash equivalents at beginning of period	647	3,329
Cash and cash equivalents at end of period	$665	$2,223

Supplemental Cash Flow Information:
Interest paid	$40	$42
Income taxes paid, net of refunds	96	88

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended
	December 30,	December 25,
	2016	2015
	(in millions)
Net cash provided by continuing operating activities	$404	$391
Excluding:
Payments related to pre-separation U.S. tax matters, net	—	1
Payments related to income taxes on the sale of the Broadband Network Solutions business	—	7
Cash collected pursuant to collateral requirements related to cross currency swaps	(60)	(24)
Capital expenditures, net	(126)	(138)
Free cash flow (1)	$218	$237

(1) Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 30,		December 25,
	2016		2015
	($ in millions)
	Net Sales		Net Sales
Transportation Solutions	$1,675		$1,507
Industrial Solutions	795		709
Communications Solutions	593		617
Total	$3,063		$2,833

	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin
Transportation Solutions	$343	20.5%	$261	17.3%
Industrial Solutions	67	8.4	66	9.3
Communications Solutions	76	12.8	71	11.5
Total	$486	15.9%	$398	14.0%

	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$368	22.0%	$280	18.6%
Industrial Solutions	90	11.3	78	11.0
Communications Solutions	78	13.2	86	13.9
Total	$536	17.5%	$444	15.7%

(1) Adjusted operating income and adjusted operating margin are non-GAAP measures. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
	Change in Net Sales for the Quarter Ended December 30, 2016						Segment’s Total
	versus Net Sales for the Quarter Ended December 25, 2015						Net Sales for the
				Acquisitions			Quarter Ended
	Total		Translation (1)	(Divestiture)	Organic (2)		December 30, 2016
	($ in millions)
Transportation Solutions (3):
Automotive	$134	11.7%	$(11)	$—	$145	12.7%	76%
Commercial Transportation	28	15.1	(1)	—	29	15.7	13
Sensors	6	3.3	(3)	11	(2)	(1.1)	11
Total	168	11.1	(15)	11	172	11.4	100%
Industrial Solutions (3):
Industrial Equipment	94	32.5	(2)	94	2	0.7	48
Aerospace, Defense, Oil, and Gas	—	—	(2)	—	2	0.8	32
Energy	(8)	(4.8)	(3)	—	(5)	(3.0)	20
Total	86	12.1	(7)	94	(1)	(0.2)	100%
Communications Solutions (3):
Data and Devices	(33)	(12.5)	(1)	(36)	4	1.7	39
Subsea Communications	(8)	(3.6)	—	—	(8)	(3.6)	36
Appliances	17	13.0	(2)	—	19	14.4	25
Total	(24)	(3.9)	(3)	(36)	15	2.5	100%
Total	$230	8.1%	$(25)	$69	$186	6.6%

(1) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(2) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 30, 2016

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$343	$1	$24	$—	$368
Industrial Solutions	67	2	21	—	90
Communications Solutions	76	—	2	—	78
Total	$486	$3	$47	$—	$536

Operating Margin	15.9%				17.5%

Income Tax Expense	$(54)	$(1)	$(13)	$(30)	$(98)

Income from Continuing Operations	$406	$2	$34	$(30)	$412

Diluted Earnings per Share from Continuing Operations	$1.13	$0.01	$0.09	$(0.08)	$1.15

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Income tax benefits associated with the tax impacts of certain intercompany restructurings and the corresponding reduction in the valuation allowance for U.S. tax loss carryforwards.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 25, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$261	$3	$16	$—	$280
Industrial Solutions	66	3	9	—	78
Communications Solutions	71	—	15	—	86
Total	$398	$6	$40	$—	$444

Operating Margin	14.0%				15.7%

Other Income, Net	$8	$—	$—	$—	$8

Income Tax Expense	$(58)	$(2)	$(12)	$(28)	$(100)

Income from Continuing Operations	$324	$4	$28	$(28)	$328

Diluted Earnings per Share from Continuing Operations	$0.83	$0.01	$0.07	$(0.07)	$0.84

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Income tax benefits related to deferred tax assets recognized in connection with the anticipated sale of the Circuit Protection Devices business.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 25, 2016

(UNAUDITED)

		Adjustments
			Restructuring
		Acquisition	and Other
		Related	Charges	Tax	Adjusted
	U.S. GAAP	Charges (1)	(Credits), Net (1)(2)	Items	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$289	$1	$15	$—	$305
Industrial Solutions	63	3	18	—	84
Communications Solutions	183	—	(132)	—	51
Total	$535	$4	$(99)	$—	$440

Operating Margin	18.1%				14.9%

Other Income, Net	$12	$—	$—	$—	$12

Income Tax Expense	$(130)	$(1)	$35	$3	$(93)

Income from Continuing Operations	$389	$3	$(64)	$3	$331

Diluted Earnings per Share from Continuing Operations	$1.06	$0.01	$(0.17)	$0.01	$0.90

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes the gain on the divestiture of our Circuit Protection Devices business.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 30, 2016

(UNAUDITED)

		Adjustments
			Restructuring
		Acquisition	and Other
		Related	Charges	Tax	Adjusted
	U.S. GAAP	Charges (1)(2)	(Credits), Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,191	$9	$46	$—	$1,246
Industrial Solutions	343	23	31	—	397
Communications Solutions	368	—	(75)	—	293
Total	$1,902	$32	$2	$—	$1,936

Operating Margin	15.5%				15.8%

Other Income (Expense), Net	$(632)	$—	$—	$650	$18

Income Tax (Expense) Benefit	$779	$(7)	$(2)	$(1,111)	$(341)

Income from Continuing Operations	$1,941	$25	$—	$(461)	$1,505

Diluted Earnings per Share from Continuing Operations	$5.26	$0.07	$—	$(1.25)	$4.08

(1) Includes $22 million of acquisition and integration costs and $10 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) Includes $1,135 million of income tax benefits associated with the settlement of tax matters for the years 1997 through 2000 which resolved all aspects of the disputed debt matter with the IRS through the year 2007, as well as the related impact of $604 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax charges related to a $91 million increase in the valuation allowance for certain U.S. deferred tax assets; and an $83 million net income tax benefit related to tax settlements in certain other tax jurisdictions, as well as the related impact of $46 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

IMPACT OF ADDITIONAL WEEK (UNAUDITED)

For the Year Ended September 30, 2016

	Fiscal 2016				Change in Net Sales for Fiscal 2016 versus Net Sales for Fiscal 2015			Change in Organic Net Sales for Fiscal 2016 versus Organic Net Sales for Fiscal 2015 (2)
		Adjustment				Adjustment			Adjustment
	53 Weeks	Impact of	52 Weeks		53 Weeks	Impact of	52 Weeks	53 Weeks	Impact of	52 Weeks
	U.S. GAAP	53rd Week	(Non-GAAP) (1)(2)	Fiscal 2015	U.S. GAAP	53rd Week	(Non-GAAP) (1)(2)	(Non-GAAP) (2)	53rd Week	(Non-GAAP) (1)(2)
	($ in millions)
Net Sales:
Transportation Solutions
Automotive	$4,912	$(102)	$4,810	$4,780	2.8%	(2.2)%	0.6%	5.6%	(2.2)%	3.4%
Commercial Transportation	825	(15)	810	820	0.6	(1.8)	(1.2)	2.6	(1.8)	0.8
Sensors	766	(13)	753	751	2.0	(1.7)	0.3	3.1	(1.7)	1.4
Total	6,503	(130)	6,373	6,351	2.4	(2.1)	0.3	4.9	(2.1)	2.8
Industrial Solutions
Industrial Equipment	1,419	(32)	1,387	1,323	7.3	(2.5)	4.8	(5.2)	(2.1)	(7.3)
Aerospace, Defense, Oil, and Gas	1,100	(20)	1,080	1,151	(4.4)	(1.8)	(6.2)	(3.8)	(1.7)	(5.5)
Energy	696	(13)	683	705	(1.3)	(1.8)	(3.1)	3.6	(1.9)	1.7
Total	3,215	(65)	3,150	3,179	1.1	(2.0)	(0.9)	(2.8)	(1.9)	(4.7)
Communications Solutions
Data and Devices	1,020	(21)	999	1,357	(24.8)	(1.6)	(26.4)	(17.8)	(1.7)	(19.5)
Subsea Communications	885	(11)	874	709	24.8	(1.5)	23.3	24.8	(1.3)	23.5
Appliances	615	(11)	604	637	(3.5)	(1.7)	(5.2)	(1.8)	(1.9)	(3.7)
Total	2,520	(43)	2,477	2,703	(6.8)	(1.6)	(8.4)	(1.6)	(1.7)	(3.3)
Total	$12,238	$(238)	$12,000	$12,233	—%	(1.9)%	(1.9)%	1.5%	(2.0)%	(0.5)%

		Adjustments				Adjustment
		Acquisition	Restructuring
		Related	and Other		53 Weeks	Impact of	52 Weeks
	U.S. GAAP	Charges (3)	Charges, Net	Tax Items (4)	(Non-GAAP) (2)	53rd Week	(Non-GAAP) (1)(2)
	($ in millions, except per share data)

Operating Income	$1,902	$32	$2	$—	$1,936	$(55)	$1,881

Operating Margin	15.5%				15.8%		15.7%

Diluted Earnings per Share from Continuing Operations	$5.26	$0.07	$—	$(1.25)	$4.08	$(0.13)	$3.95

(1) Excludes the impact of an additional week in the fourth quarter of fiscal 2016. The impact of the additional week was estimated using an average weekly sales figure for the last month of the fiscal year.

(2) See description of non-GAAP measures contained in this release.

(3) Includes $22 million of acquisition and integration costs and $10 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(4) Includes $1,135 million of income tax benefits associated with the settlement of tax matters for the years 1997 through 2000 which resolved all aspects of the disputed debt matter with the IRS through the year 2007, as well as the related impact of $604 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax charges related to a $91 million increase in the valuation allowance for certain U.S. deferred tax assets; and an $83 million net income tax benefit related to tax settlements in certain other tax jurisdictions, as well as the related impact of $46 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of January 25, 2017

(UNAUDITED)

Outlook for
Quarter Ending
March 31,
2017
Diluted earnings per share from continuing operations (GAAP)	$0.97 - $1.01
Restructuring and other charges, net	0.07
Acquisition related charges	0.01
Tax items	—
Adjusted diluted earnings per share from continuing operations (non-GAAP) (1)	$1.05 - $1.09

Net sales growth (GAAP)	2 - 6%
Translation	2
(Acquisitions) divestitures, net	(2)
Organic net sales growth (non-GAAP) (1)	2 - 6%

Outlook for
Fiscal 2017
Diluted earnings per share from continuing operations (GAAP)	$4.04 - $4.24
Restructuring and other charges, net	0.30
Acquisition related charges	0.04
Tax items	(0.08)
Adjusted diluted earnings per share from continuing operations (non-GAAP) (1)	$4.30 - $4.50

Net sales growth (GAAP)	0 - 3%
Impact of additional week in fiscal 2016	2
Net sales growth excluding the impact of the additional week in fiscal 2016 (non-GAAP) (1)	2 - 5%
Translation	3
(Acquisitions) divestitures, net	(2)
Organic net sales growth excluding the impact of the additional week in fiscal 2016 (non-GAAP) (1)	3 - 6%

(1) See description of non-GAAP measures contained in this release.